Exhibit 99.1

FOR IMMEDIATE RELEASE

Cycurion Announces U.S. Launch of its AI Driven SaaS ARx Platform Targeted to the Corporate Sector

New high margin, AI-driven cybersecurity solution expands Company’s reach following strong initial reception in the government and public sectors

McLean, VA – March 3, 2025 – Cycurion (NASDAQ: CYCU), a pioneer in advanced cybersecurity solutions, today announces the availability of its ARx Platform targeted for the corporate sector. Having been extensively tested and successfully implemented in both the government and public sectors, this comprehensive, AI-powered platform has proven its versatility, delivering cutting-edge security to an expanding array of clients, from federal agencies to Fortune 500 enterprises.

The ARx Platform has solidified its reputation with key government bodies, including the U.S. Department of Justice (DOJ), the Department of Defense (DOD), and numerous state and local governments, while also gaining traction in the public sector. On February 24, 2025, Cycurion announced a landmark 24-36-month partnership with a national public health association, extending ARx to thousands of healthcare organizations nationwide.

Building on the momentum with government and public sector clients, Cycurion has now launched the ARx Platform into the corporate sector, where, to date, it has been met with an equally warm reception. Targeting industries such as finance, retail, and technology, the platform’s scalability and robust feature set have resonated with corporate leaders seeking to protect their digital assets amid rising cyber threats. Notably, this expansion reflects the platform’s high demand and operational efficiency while yielding a highly attractive ~80% gross profit margin.

Developed over four years with significant investment, the ARx Platform integrates a Web Application Firewall (WAF), DDoS protection, bot mitigation, geo-gating, and endpoint security, all powered by proprietary AI and machine learning algorithms. This multilayered approach ensures real-time threat detection and automated responses with minimal false positives, addressing compliance, staffing shortages, and escalating risks. Its SaaS model and flexible pricing have made it accessible to organizations of all sizes.

“The corporate sector has embraced ARx for its ability to deliver enterprise-grade security in a pure SaaS model, absent a cumbersome network appliance, ultimately delivering unmatched ROI,” said Kevin Kelly, Chairman and CEO of Cycurion. “ARx both meets the critical needs of global enterprises of all sizes and complexities while generating tremendous value for Cycurion shareholders with its ~80% margin profile. Further, the strong reception across all sectors—government, public, and corporate—shows ARx is a universal solution. From the DOJ and DOD to state governments and now leading corporations, we’re bridging the cybersecurity gap with innovation and reliability.”

With cybercrime costs projected to reach $10.5 trillion annually, and the cybersecurity market nearing $200 billion, Cycurion’s ARx Platform is optimally positioned as a multi-sector cybersecurity leader.

For more information about the ARx Platform, visit www.cycurion.com or contact media@cycurion.com.

About Cycurion

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) provides state-of-the-art cybersecurity through its AI-powered ARx Platform and subsidiaries Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc. Serving government, healthcare, and corporate clients, Cycurion is committed to securing the digital future.

Forward looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in that filing with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:
CORE IR
investors@cycurion.com

Media Contact:
Phone: (703) 555-0123
Email: media@cycurion.com